SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2002

CALICO COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-27431 (Commission File Number)	77-0373344 (I.R.S. Employer) Identification No.)

PMB #624, 1325 Howard Avenue
Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 391-8500

Item 5. Other Events
SIGNATURES

Item 5. Other Events

     On September 23, 2002, Joel P. Friedman resigned from the Registrant’s Board of Directors and the Board of Directors unanimously appointed James B. Weil, the Registrant’s President and Chief Executive Officer, to fill the vacancy created by Mr. Friedman’s resignation. Mr. Weil will serve as a Class III director of the Registrant until his successor has been elected and qualified.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2002	CALICO COMMERCE, INC. /s/ James B. Weil James B. Weil President and Chief Executive Officer